UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 7, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.)
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (305) 947-1664
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.
     Public Offering
     On March 7, 2006, Equity One, Inc., a Maryland corporation (“Equity One” or the “Company”), entered into an underwriting agreement with Banc of America, Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, for themselves and as representatives of several other underwriters, with respect to the issue and sale by Equity One of $125 million of 6.00% senior unsecured notes due 2016 in an underwritten public offering.
     The notes were registered under the Securities Act of 1933, as amended, pursuant to Equity One’s shelf registration statement on Form S-3 (Registration Nos. 333-132227). The notes were issued pursuant to a supplemental indenture (the “Supplemental Indenture”) dated as of March 10, 2006, to the indenture dated as of September 9, 1998 among the Company, SunTrust Bank, as trustee, and each of the guarantors set forth therein. A copy of the Supplemental Indenture is attached as Exhibit 4.1 and is incorporated herein in this Item 1.01 of this Current Report on Form 8-K by reference.
     Deferral of Performance of Annual Incentive Awards
     Pursuant to a resolution, the Compensation Committee of the Board of Directors of Equity One approved, effective March 10, 2006, a mechanism under the Company’s 2000 Executive Incentive Compensation Plan (the “Plan”) for the deferral of performance or annual incentive awards that may be settled in cash (“Cash Bonuses”). Under this bonus deferral, certain officers of Equity One and its subsidiaries may elect to receive restricted stock issued under the Plan (“Restricted Stock”) at a 15% discount to the fair market value of the common stock in lieu of all or some of his or her Cash Bonus. Subject to limited exceptions, if the officer terminates his or her employment with Equity One, the unvested portion of any Restricted Stock received as a bonus deferral would be forfeited. The Equity One Compensation Committee reviews this deferral option on an annual basis.
Item 8.01 Other Events.
     Public Offering
     On March 7, 2006, Equity One entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America, Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC, for themselves and as representatives of several other underwriters, with respect to the issue and sale by Equity One of $125 million of 6.00% senior unsecured notes due 2016 in an underwritten public offering. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein in this Item 8.01 of this Current Report on Form 8-K by reference.
     The notes were registered under the Securities Act of 1933, as amended, pursuant to Equity One’s shelf registration statement on Form S-3 (Registration Nos. 333-132227). The notes were issued pursuant to a supplemental indenture dated as of March 10, 2006, attached as Exhibit 4.1 hereto, to the indenture dated as of September 9, 1998 among the Company, SunTrust Bank, as trustee, and each of the guarantors set forth therein.
     Copies of the press releases issued by Equity One on March 7, 2006 announcing the public offering and on March 10, 2006 announcing the closing of the offering are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein in this Item 8.01 of this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement dated as of March 7, 2006 among Equity One, Banc of America, LLC., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

4.1	Supplemental Indenture No. 9 dated as of March 10, 2006 among Equity One, the guarantors named therein, and SunTrust Bank.

5.1	Opinion of Venable LLP.

5.2	Opinion of Greenberg Traurig, P.A. and LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Greenberg Traurig, P.A. and LLP (included in Exhibit 5.2 hereto).

99.1	Press Release, dated March 7, 2006, of Equity One.

99.2	Press Release, dated March 10, 2006, of Equity One.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: March 10, 2006	By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated as of March 7, 2006 among Equity One, Banc of America, LLC., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC.

4.1	Supplemental Indenture No. 9 dated as of March 10, 2006 among Equity One, the guarantors named therein, and SunTrust Bank.

5.1	Opinion of Venable LLP.

5.2	Opinion of Greenberg Traurig, P.A. and LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Greenberg Traurig, P.A. and LLP (included in Exhibit 5.2 hereto).

99.1	Press Release, dated March 7, 2006, of Equity One, Inc.

99.2	Press Release, dated March 10, 2006, of Equity One, Inc.